Exhibit 99.1

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

TYCO INTERNATIONAL REPORTS SECOND QUARTER EARNINGS
 FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.73 PER SHARE AND GAAP EARNINGS OF $0.67 PER SHARE

•                  Company reports revenue of $4.0 billion, with 6%* revenue growth excluding the Electrical and Metal Products business and 3% organic revenue growth

•                  Diluted EPS from continuing operations before special items increases 26%

•                  Operating margin before special items improves 190* basis points to 11.9%*

•                  Strategic acquisitions strengthen Tyco’s presence in core platforms

•                  Company announces new $1 billion share repurchase program

*Amount excludes results from the Electrical and Metal Products business following the sale of a majority interest in that business completed on Dec. 22, 2010.

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q2 2011	Q2 2010	% Change
Revenue	$3,992	$4,094	(2)%
Income from Continuing Operations	$319	$306	4%
Diluted EPS from Continuing Operations	$0.67	$0.64	5%
Special Items	$(0.06)	$0.06
Income from Continuing Ops Before Special Items	$350	$278	26%
Diluted EPS from Continuing Ops Before Special Items	$0.73	$0.58	26%

SCHAFFHAUSEN, Switzerland — April 28, 2011 — Tyco International Ltd. (NYSE: TYC) today reported $0.67 in diluted earnings per share (EPS) from continuing operations for the fiscal second quarter of 2011 and diluted EPS from continuing operations before special items of $0.73 per share.  Excluding the Electrical & Metal Products business, which is now reported as an equity investment, revenue in the quarter of $4.0 billion increased 6% versus the prior year with organic revenue growth of 3%.

Tyco Chairman and Chief Executive Officer Ed Breen said, “The 26% increase in earnings per share we delivered in the second quarter was driven by a stronger operating margin and continued improvement in our end markets. We are encouraged by the order trends in our late-cycle businesses and we expect these trends will help fuel our growth as we finish this fiscal year and enter 2012.”

“During the quarter, we also took steps to strengthen our competitive position in Tyco’s core platforms by announcing the acquisitions of a leading security provider serving the Australia and New Zealand markets and a majority interest in a fully-integrated valve manufacturing business in the Middle East.”

On February 23, 2011, Tyco announced the acquisition of Signature Security for approximately $170 million. The Signature business will be combined with ADT operations in Australia and New Zealand, strengthening Tyco’s presence in these two growing markets. The company also announced the acquisition of a 75 percent stake in Dubai-based KEF Holdings for approximately $300 million. KEF is a well-established business in the Middle East region with strong customer relationships in the oil and gas, chemical, mining and power industries. The acquisition provides Tyco with a strategic manufacturing presence in a key emerging market while broadening the company’s flow control product portfolio.  The Signature transaction is expected to close this week and the KEF acquisition is expected to close within the next few months.

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules as well as Second Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal second quarter of 2010 unless otherwise indicated.

Security Solutions

	Q2 2011	Q2 2010	% Change
Revenue	$2,079	$1,852	12%
Operating Income	$323	$312	4%
Operating Margin	15.5%	16.8%
Special Items	$(12)	$45
Operating Income Before Special Items	$335	$267	25%
Operating Margin Before Special Items	16.1%	14.4%

Revenue of $2.1 billion increased 12% in the quarter with organic revenue growth of 5.5%.  Recurring revenue grew 4.5% organically with growth in all geographic regions.  Non-recurring revenue grew 7% organically led by increased volume in the North American commercial business.

Operating income was $323 million and the operating margin was 15.5%. Special Items of $12 million consisted primarily of acquisition and integration related costs.  Operating income before special items was $335 million and the operating margin improved 170 basis points to 16.1%.  The year-over-year operating margin improvement was driven by growth in the higher margin recurring revenue business, increased volume in the commercial business, and the continued benefit of restructuring activities.

Fire Protection

	Q2 2011	Q2 2010	% Change
Revenue	$1,109	$1,082	2%
Operating Income	$128	$103	24%
Operating Margin	11.5%	9.5%
Special Items	$(7)	$(8)
Operating Income Before Special Items	$135	$111	22%
Operating Margin Before Special Items	12.2%	10.3%

Revenue of $1.1 billion increased 2% in the quarter with organic revenue growth of 4%. Organic revenue growth of 4% in service and 11% in fire products was partially offset by an organic revenue decline of 1.5% in systems installation.  Backlog of $1.25 billion increased 2% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income was $128 million and the operating margin was 11.5%.  Special items of $7 million consisted of restructuring and divestiture charges.  Operating income before special items was $135 million and the operating margin was 12.2%. The 190 basis point margin improvement was driven by cost-containment and restructuring actions as well as business mix and selectivity of project work.

Flow Control

	Q2 2011	Q2 2010	% Change
Revenue	$804	$824	(2)%
Operating Income	$86	$91	(6)%
Operating Margin	10.7%	11.0%
Special Items	$(5)	$(6)
Operating Income Before Special Items	$91	$97	(6)%
Operating Margin Before Special Items	11.3%	11.8%

Revenue of $804 million declined 2% in the quarter with an organic revenue decline of 5%. Organic revenue growth of 1% in Valves and 5% in Thermal Controls was more than offset by an organic revenue decline of 31% in the Water business.  Excluding the impact of foreign currency, orders increased 8% year-over-year and backlog increased 5% to $1.65 billion on a quarter sequential basis.

Operating income was $86 million and the operating margin was 10.7%.  Special items of $5 million consisted of restructuring charges.  Operating income and operating margin before special items were $91 million and 11.3%, respectively. Severe weather conditions and flooding in Australia throughout the quarter significantly impacted shipments to customers and resulted in lost productivity in the Water business. This reduced revenue by approximately $30 million and operating income by approximately $13 million.

OTHER ITEMS

•                  Cash from operating activities was $667 million and free cash flow was $342 million, which included a cash outflow of $30 million primarily related to restructuring activities.

•                  The company completed the quarter with $1.84 billion in cash and cash equivalents.

•                  Corporate expense excluding special items was $86 million.

•                  The tax rate before special items was 15.4%.

•                  During the second quarter, the company repurchased 11 million shares for $500 million and completed its $1 billion share repurchase program initiated in the fourth quarter of 2010. The company today announced a new $1 billion program.

•                  On March 9, 2011, Tyco shareholders approved an annual dividend increase of approximately 20% from $0.84 to $1.00 per share at the company’s annual general meeting.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.  Tyco had 2010 revenue of $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s second quarter results for 2011 and outlook for the third quarter during a conference call and webcast today beginning at 8:00 a.m. ET.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, passcode “Tyco”.

•                  An audio replay of the conference call will be available at 11:00 a.m. (ET) on April 28, 2011 and ending at 11:59 p.m. (ET) on May 6, 2011. The dial-in number for participants in the United States is (800) 253-1052. For participants outside the United States, the replay dial-in number is (402) 220-9704, passcode 2120.

NON-GAAP MEASURES

“Organic revenue,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items,” “earnings per share (EPS) from continuing operations before special items,” “operating income before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications). Effective the first quarter of fiscal 2011, the Company’s organic growth / decline calculations incorporate an estimate of prior year reported revenue associated with acquired entities that have been fully integrated within the first year (such as Broadview Security), and exclude prior year revenues associated with entities that do not meet the criteria for discontinued operations which have been divested within the past year. The rate of organic growth or decline is calculated based on the adjusted number to better reflect the rate of growth or decline of the combined business, in the case of acquisitions, or the remaining business, in the case of dispositions. The rate of organic growth or decline for acquired businesses that are not fully integrated within the first year will continue to be based on unadjusted historical revenue. Organic revenue and the rate of organic growth or decline as presented herein may not be comparable to similarly titled measures reported by other companies.

Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  accounts purchased by ADT,

•                  cash paid for purchase accounting and holdback liabilities, voluntary pension contributions, and

•                  the sale of accounts receivable programs.

Capital expenditures and accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations before special items and operating income and margin before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income and EPS from continuing operations before special items and operating income and margin before special items to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency.  One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release and accompanying conference calls generally include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, the health of the industries and end markets in which Tyco operates, and Tyco’s acquisition, divestiture and capital market related activities. Such statements are based upon certain assumptions and assessments made by Tyco’s management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. Economic, business, competitive, technological and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2010 and in subsequent filings with the Securities and Exchange Commission.

#  #  #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(UNAUDITED)

	For the		For the
	Quarters Ended		Six Months Ended
	March 25,	March 26,	March 25,	March 26,
	2011	2010	2011	2010

Revenue from product sales	$2,118	$2,395	$4,626	$4,834
Service revenue	1,874	1,699	3,745	3,415
Net revenue	3,992	4,094	8,371	8,249
Cost of product sales	1,468	1,696	3,242	3,437
Cost of services	976	907	1,952	1,782
Selling, general and administrative expenses	1,085	1,094	2,222	2,217
Restructuring, asset impairments and divestiture charges (gain), net	26	(28)	(188)	(17)
Operating income	437	425	1,143	830
Interest income	9	8	18	17
Interest expense	(63)	(75)	(125)	(150)
Other (expense) income, net	(6)	3	(6)	12
Income from continuing operations before income taxes	377	361	1,030	709
Income tax expense	(57)	(53)	(220)	(104)
Income from continuing operations	320	308	810	605
(Loss) income from discontinued operations, net of income taxes	(4)	4	165	10
Net income	316	312	975	615
Less: noncontrolling interest in subsidiaries net income	1	2	1	3
Net income attributable to Tyco common shareholders	$315	$310	$974	$612
Amounts attributable to Tyco common shareholders:
Income from continuing operations	$319	$306	$809	$602
(Loss) income from discontinued operations	(4)	4	165	10
Net income attributable to Tyco common shareholders	$315	$310	$974	$612
Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.68	$0.64	$1.69	$1.26
(Loss) income from discontinued operations	(0.01)	0.01	0.34	0.03
Net income attributable to Tyco common shareholders	$0.67	$0.65	$2.03	$1.29
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.67	$0.64	$1.67	$1.26
(Loss) income from discontinued operations	(0.01)	0.01	0.34	0.02
Net income attributable to Tyco common shareholders	$0.66	$0.65	$2.01	$1.28
Weighted average number of shares outstanding:
Basic	472	476	480	476
Diluted	477	478	485	479

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2010 and Form 10-Q for the quarter ended December 24, 2010.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Six Months Ended
	March 25,		March 26,		March 25,		March 26,
	2011		2010		2011		2010
NET REVENUE
Tyco Security Solutions	$2,079		$1,852		$4,186		$3,766
Tyco Fire Protection	1,109		1,082		2,208		2,194
Tyco Flow Control	804		824		1,630		1,656
Electrical and Metal Products	—		336		347		633
Corporate and Other	—		—		—		—
Total Net Revenue	$3,992		$4,094		$8,371		$8,249

OPERATING INCOME AND MARGIN
Tyco Security Solutions	$323	15.5%	$312	16.8%	$670	16.0%	$580	15.4%
Tyco Fire Protection	128	11.5%	103	9.5%	216	9.8%	212	9.7%
Tyco Flow Control	86	10.7%	91	11.0%	186	11.4%	193	11.7%
Electrical and Metal Products	—	—	24	7.1%	7	2.0%	47	7.4%
Corporate and Other	(100)	N/M	(105)	N/M	64	N/M	(202)	N/M
Operating Income and Margin	$437		$425		$1,143		$830

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

(Unaudited)

		Quarter Ended March 25, 2011
	Net Revenue for the Quarter Ended March 26,	Base Year Adjustments				Adjusted 2010 Base									Net Revenue for the Quarter Ended March 25,
	2010	Acquisitions		(Divestitures)		Revenue	Foreign Currency		Acquisitions		Other		Organic Revenue*		2011

Tyco Security Solutions	$1,852	$139	7.5%	$(48)	-2.6%	$1,943	$29	1.6%	$—	0.0%	$—	0.0%	$107	5.5%	$2,079	12.3%
Tyco Fire Protection	1,082	—	0.0%	(12)	-1.1%	1,070	17	1.6%	—	0.0%	(19)	-1.8%	41	3.8%	1,109	2.5%
Tyco Flow Control	824	—	0.0%	(2)	-0.2%	822	24	2.9%	1	0.1%	—	0.0%	(43)	-5.2%	804	-2.4%
Total before Electrical and Metal Products	$3,758	$139	3.7%	$(62)	-1.6%	$3,835	$70	1.9%	$1	0.0%	$(19)	-0.5%	$105	2.7%	$3,992	6.2%

Electrical and Metal Products	336	—	0.0%	(336)	-100.0%	—	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	-100.0%

Total Net Revenue	$4,094	$139	3.4%	$(398)	-9.7%	$3,835	$70	1.7%	$1	0.0%	$(19)	-0.5%	$105	2.7%	$3,992	-2.5%

		Six Months Ended March 25, 2011
	Net Revenue for the Six Months Ended March 26,	Base Year Adjustments				Adjusted 2010 Base									Net Revenue for the Six Months Ended March 25,
	2010	Acquisitions		(Divestitures)		Revenue	Foreign Currency		Acquisitions		Other		Organic Revenue*		2011

Tyco Security Solutions	$3,766	$277	7.4%	$(110)	-2.9%	$3,933	$34	0.9%	$—	0.0%	$—	0.0%	$219	5.6%	$4,186	11.2%
Tyco Fire Protection	2,194	—	0.0%	(23)	-1.0%	2,171	16	0.7%	—	0.0%	(37)	-1.7%	58	2.7%	2,208	0.6%
Tyco Flow Control	1,656	—	0.0%	(8)	-0.5%	1,648	31	1.9%	5	0.3%	—	0.0%	(54)	-3.3%	1,630	-1.6%
Total before Electrical and Metal Products	$7,616	$277	3.6%	$(141)	-1.9%	$7,752	$81	1.1%	$5	0.1%	$(37)	-0.5%	$223	2.9%	$8,024	5.4%

Electrical and Metal Products	633	—	0.0%	(336)	-53.1%	297	2	0.3%	4	0.6%	—	0.0%	44	14.8%	347	-45.2%

Total Net Revenue	$8,249	$277	3.4%	$(477)	-5.8%	$8,049	$83	1.0%	$9	0.1%	$(37)	-0.4%	$267	3.3%	$8,371	1.5%

*	Organic revenue growth percentage based on adjusted 2010 base revenue.

See “Non-GAAP Measures” for a description of the calculation methodology.

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 25,	September 24,
	2011	2010
Current Assets:
Cash and cash equivalents	$1,840	$1,775
Accounts receivable, net	2,312	2,493
Inventories	1,353	1,443
Prepaid expenses and other current assets	892	936
Deferred income taxes	364	382
Assets held for sale	—	324
Total current assets	6,761	7,353

Property, plant and equipment, net	3,959	4,156
Goodwill	9,721	9,577
Intangible assets, net	3,437	3,446
Other assets	2,676	2,596
Total Assets	$26,554	$27,128

Current Liabilities:
Loans payable and current maturities of long-term debt	$2	$536
Accounts payable	1,167	1,340
Accrued and other current liabilities	2,645	2,671
Deferred revenue	653	618
Liabilities held for sale	—	103
Total current liabilities	4,467	5,268

Long-term debt	4,129	3,652
Deferred revenue	1,158	1,106
Other liabilities	2,906	3,001
Total Liabilities	$12,660	$13,027

Total Tyco shareholders’ equity	13,888	14,084
Noncontrolling interest	6	17
Total Equity	13,894	14,101

Total Liabilities and Equity	$26,554	$27,128

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2010 and Form 10-Q for the quarter ended December 24, 2010.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	March 25,	March 26,	March 25,	March 26,
	2011	2010	2011	2010
Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$315	$310	$974	$612
Noncontrolling interest in subsidiaries net income	1	2	1	3
Loss (income) from discontinued operations, net of income taxes	4	(4)	(165)	(10)
Income from continuing operations	320	308	810	605
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	322	280	645	565
Non-cash compensation expense	28	31	59	62
Deferred income taxes	(4)	(37)	122	(36)
Provision for losses on accounts receivable and inventory	16	30	48	64
Loss (gain) on divestitures	13	(43)	(233)	(45)
Other non-cash items	20	17	36	22
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(54)	(28)	(43)	65
Inventories	(61)	(28)	(165)	(66)
Prepaid expenses and other current assets	11	20	(13)	20
Accounts payable	(20)	27	(99)	(48)
Accrued and other liabilities	(11)	15	(281)	(199)
Other	87	40	27	(2)
Net cash provided by operating activities	667	632	913	1,007
Net cash provided by (used in) discontinued operating activities	1	(1)	(9)	3
Cash Flows From Investing Activities:
Capital expenditures	(182)	(168)	(361)	(332)
Proceeds from disposal of assets	2	3	5	19
Acquisition of businesses, net of cash acquired	—	(9)	(9)	(152)
Accounts purchased by ADT	(146)	(116)	(279)	(266)
Divestiture of businesses, net of cash retained	(4)	13	706	28
Other	26	1	23	11
Net cash (used in) provided by investing activities	(304)	(276)	85	(692)
Net cash (used in) provided by discontinued investing activities	(6)	(2)	259	(3)
Cash Flows From Financing Activities:
Repayments of short-term debt	(516)	(1)	(532)	(243)
Proceeds from issuance of long-term debt	497	—	497	498
Repayment of long-term debt	(1)	(1)	(2)	(9)
Proceeds from exercise of share options	42	3	64	9
Dividends paid	(111)	(107)	(224)	(214)
Repurchase of common shares by treasury	(500)	—	(1,000)	—
Transfer (to) from discontinued operations	(5)	(3)	250	—
Other	2	10	10	22
Net cash (used in) provided by financing activities	(592)	(99)	(937)	63
Net cash provided by (used in) discontinued financing activities	5	3	(250)	—
Effect of currency translation on cash	7	3	14	1
Net (decrease) increase in cash and cash equivalents	(222)	260	75	379
Net increase (decrease) in cash related to discontinued operations	—	—	—	—
Decrease in cash from deconsolidation of variable interest entity	—	—	(10)	—
Cash and cash equivalents at beginning of period	2,062	2,473	1,775	2,354
Cash and cash equivalents at end of period	$1,840	$2,733	$1,840	$2,733

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$667	$632	$913	$1,007
Sale of accounts receivable	—	3	—	2
Capital expenditures, net	(180)	(165)	(356)	(313)
Accounts purchased by ADT	(146)	(116)	(279)	(266)
Purchase accounting and holdback liabilities	1	(3)	1	(3)
Free Cash Flow	$342	$351	$279	$427

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Earnings Per Share Summary

(Unaudited)

	March 25, 2011	March 26, 2010

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.67	$0.64

Restructuring, net	0.02	0.02

Acquisition costs	0.01	0.01

Asset impairments and (gains) / losses on divestitures, net	0.03	(0.10)

Tax items	—	0.01

Total Before Special Items	$0.73	$0.58

Tyco International Ltd.

For the Quarter Ended March 25, 2011

(in millions, except per share data)

(Unaudited)

	Tyco	Tyco	Tyco
	Security	Fire	Flow	Corporate
	Solutions	Protection	Control	and Other	Revenue
Revenue (GAAP)	$2,079	$1,109	$804	—	$3,992

															Income	Diluted
															from	EPS from
															Continuing	Continuing
	Operating Income														Operations	Operations
	Tyco		Tyco		Tyco				Total						Attributable	Attributable
	Security		Fire		Flow		Corporate		Operating		Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Solutions	Margin	Protection	Margin	Control	Margin	and Other	Margin	Income	Margin	Expense, net	Expense	Taxes	Interest	Shareholders	Shareholders
As Reported (GAAP)	$323	15.5%	$128	11.5%	$86	10.7%	$(100)	N/M	$437	10.9%	$(54)	$(6)	$(57)	$(1)	$319	$0.67

Restructuring, net	1		4		6		2		13				(4)		9	0.02

Restructuring charges in cost of sales and SG&A					(1)				(1)				—		(1)	—

(Gains) / losses on divestitures, net	1		3				9		13				1		14	0.03

Acquisition costs	10						2		12				(4)		8	0.01

Legacy legal items							1		1				—		1	—

Total Before Special Items	$335	16.1%	$135	12.2%	$91	11.3%	$(86)	N/M	$475	11.9%	$(54)	$(6)	$(64)	$(1)	$350	$0.73

Diluted Shares Outstanding	477
Diluted Shares Outstanding - Before Special Items	477

Tyco International Ltd.

For the Quarter Ended March 26, 2010

(in millions, except per share data)

(Unaudited)

	Tyco	Tyco	Tyco			Electrical
	Security	Fire	Flow	Safety	Corporate	& Metal
	Solutions	Protection	Control	Products	and Other	Products	Revenue
Previously Reported Revenue	$1,767	$807	$824	$360	—	$336	$4,094

Segment Realignment	85	275		(360)			—

Recasted Revenue (GAAP)	$1,852	$1,082	$824	—	—	$336	$4,094

																			Income	Diluted
																			from	EPS from
																			Continuing	Continuing
	Operating Income																		Operations	Operations
	Tyco		Tyco		Tyco						Electrical		Total						Attributable	Attributable
	Security		Fire		Flow		Safety		Corporate		& Metal		Operating		Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Solutions	Margin	Protection	Margin	Control	Margin	Products	Margin	and Other	Margin	Products	Margin	Income	Margin	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders

As Previously Reported (GAAP)	$305	17.3%	$62	7.7%	$91	11.0%	$47	13.1%	$(104)	N/M	$24	7.1%	$425	10.4%	$(67)	$3	$(53)	$(2)	$306	$0.64

Segment Realignment	7		41				(47)		(1)				—						—	—

Recasted (GAAP)	$312	16.8%	$103	9.5%	$91	11.0%	—	—	$(105)	N/M	$24	7.1%	$425	10.4%	$(67)	$3	$(53)	$(2)	$306	$0.64

Restructuring, net	5		5		5						2		17				(7)		10	0.02

Restructuring charges in cost of sales and SG&A					1								1						1	—

Other additional charges resulting from restructuring actions					1								1						1	—

Acquisition costs	1								3				4						4	0.01

(Gains) / losses on divestitures, net	(51)		3		(1)				4				(45)				(4)		(49)	(0.10)

Tax items													—				5		5	0.01

Total Before Special Items	$267	14.4%	$111	10.3%	$97	11.8%	—	—	$(98)	N/M	$26	7.7%	$403	9.8%	$(67)	$3	$(59)	$(2)	$278	$0.58

Diluted Shares Outstanding	478
Diluted Shares Outstanding - Before Special Items	478